FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Third Quarter 2026 Results
- Infrastructure: INNOVATE completes sale of DBM Global to IES Holdings
- Life Sciences: MediBeacon continues to advance U.S. commercialization efforts, while progressing key reimbursement initiatives
- Spectrum: INNOVATE closed on the sale of a controlling interest in HC2 Broadcasting
NEW YORK, NY, November 12, 2026 - INNOVATE CORP.® (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the third quarter.
Financial Summary

(in millions, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Increase / (Decrease)	2026	2025	Increase / (Decrease)
Revenue	$495.5	$347.1	42.8%	$1,281.9	$863.3	48.5%
Net income (loss) attributable to common stockholders and participating preferred stockholders	$15.8	$(9.4)	268.1%	$9.0	$(56.2)	116.0%
Basic earnings (loss) per share attributable to common stockholders	$1.12	$(0.71)	257.7%	$0.64	$(4.27)	115.0%
Diluted earnings (loss) per share attributable to common stockholders	$1.10	$(0.71)	254.9%	$0.63	$(4.27)	114.8%
Total Adjusted EBITDA(1)	$40.5	$19.8	104.5%	$106.5	$42.7	149.4%
(1) Reconciliation of GAAP to Non-GAAP measures follows.

Commentary

"INNOVATE executed on several key strategic priorities in the third quarter," said Avie Glazer, Chairman of INNOVATE. “DBM Global capped its final quarter under our ownership with exceptional performance, and we took two significant steps to reshape our portfolio through the sale of a controlling interest in HC2 Broadcasting and, shortly after quarter-end, the sale of DBM Global to IES. These transactions mark meaningful progress in our efforts to unlock the value of our assets, generate funds to help address coming debt repayment and redemption obligations, and further simplify INNOVATE's portfolio and capital structure."

"Our focus now turns to the opportunities within our remaining portfolio, addressing liquidity and continuing to maximize value for INNOVATE shareholders," said Paul Voigt, Interim CEO of INNOVATE. “MediBeacon continues to build commercial momentum and advance its commercialization efforts in the U.S. and China, while HC2 Broadcasting is actively pursuing initiatives to unlock greater potential for its spectrum assets. We are encouraged by the progress and remain focused on supporting their strategic initiatives."

Third Quarter 2026 and Recent Highlights
•As previously announced, on October 5, 2026, INNOVATE completed the sale of DBM Global, Inc. ("DBMG") to IES Holdings, Inc. ("IES") for cash and stock consideration. INNOVATE intends to use all net proceeds from the transaction to reduce its outstanding debt. See INNOVATE's 8-K filed on October 5, 2026, for additional information.
•As previously announced, on September 1, 2026, INNOVATE completed the sale of its controlling interest in HC2 Broadcasting Holdings Inc. (“HC2 Broadcasting”) to CONX CORP. (“CONX”). CONX now owns 75% of HC2 Broadcasting, while INNOVATE retains a 25% ownership interest. See INNOVATE's 8-K filed on September 2, 2026, for additional information.
Infrastructure
•On October 5, 2026, INNOVATE completed the previously announced sale of DBMG to IES. Consideration received by INNOVATE and DBM Global Intermediate Holdco Inc. (together, “Seller”) consisted of Seller’s approximately 91.21% pro rata share of the base purchase price, as adjusted at closing based on estimates of cash, working capital, indebtedness and transaction expenses of DBMG and certain additional adjustments as set forth in the DBMG transaction agreement. The purchase price remains subject to finalization following delivery of a post-closing statement and, if necessary, resolution of any disputes through an independent accounting firm. At closing, Seller received (subject to post-closing adjustments):
◦approximately $378 million in cash, representing Seller’s portion of the $510 million cash consideration after giving effect to Seller’s receipt of 100% of the IES common stock issued as part of the total consideration and closing adjustments; and
◦430,974 shares of IES common stock (as adjusted for IES’s two-for-one stock split effected on August 21, 2026). The stock consideration is subject to a maximum 60-day lock-up period following the closing of the DBMG transaction, subject to the terms of the DBMG transaction agreement.
◦In addition, Seller received $35 million in cash at closing as compensation for costs and obligations to be borne by Seller in connection with the joint tax election under Section 338 of the Internal Revenue Code being made with respect to the DBMG transaction. Including this payment, Seller received total cash of approximately $413 million at closing.
◦The DBMG transaction resulted in repayment or other payment obligations under certain instruments, including the Company’s revolving line of credit, 10.50% Senior Secured Notes due 2027 and 9.50% Convertible Senior Secured Notes due 2027. See “Risk Factors – If we fail to consummate sufficient asset sales, or the value of the consideration received from prior sales is less than anticipated, we may be unable to satisfy our debt service obligations and may be unable to continue as a going concern” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2026.
•DBMG reported third quarter 2026 revenue of $490.6 million, an increase of 45.0%, compared to $338.4 million in the prior year quarter. Net income attributable to INNOVATE was $25.2 million, compared to $8.8 million for the prior year quarter. Adjusted EBITDA increased to $43.6 million from $23.5 million in the prior year quarter.
•DBMG’s reported backlog and adjusted backlog, which takes into consideration awarded but not yet signed contracts, was $2.6 billion and $2.7 billion, respectively, as of September 30, 2026, compared to reported and adjusted backlog of $1.7 billion and $1.8 billion, respectively, as of December 31, 2025.
Life Sciences
•MediBeacon continued to advance commercialization of the TGFRTM System, with engagement expanding to more than 120 U.S. medical institutions. Initial utilization is underway at leading medical centers.

•MediBeacon continued to advance reimbursement initiatives, with applications for additional reimbursement codes in 2026 following engagement with Centers for Medicare & Medicaid Services ("CMS") as well as key private payors.
•MediBeacon continued its expansion in China, with 600 TGFR Monitors ordered for the market and shipments planned from the fourth quarter of 2026 through second quarter of 2027.
•R2 Technologies, Inc. ("R2") reported third quarter 2026 revenue of $1.2 million.
•R2's demand for the third quarter reached $3.1 million, with backlog of 116 systems globally at the end of the quarter.
•R2 continued to expand its international footprint during the quarter, launching Glacial Rx and Glacial fx in Thailand, while Electronic Instrument and Technology production of Glacial fx remains underway.
•As previously announced, R2 extended the maturity of its secured promissory note with Lancer Capital from August 1, 2026 to December 31, 2026, and R2’s preferred equity was converted to common equity, simplifying its capital structure.
Spectrum
•On September 1, 2026, INNOVATE completed the previously announced sale of its controlling interest in HC2 Broadcasting to CONX. CONX now owns 75% of HC2 Broadcasting, while INNOVATE retains a 25% ownership interest.
•Broadcasting reported third quarter 2026 revenue of $3.7 million, compared to $5.6 million in the prior year quarter. Net income attributable to INNOVATE was $25.9 million, including the gain on sale of $32.9 million, compared to Net loss of $5.9 million in the prior year quarter. Adjusted EBITDA was $0.3 million, compared to $1.0 million in the prior year quarter.
Third Quarter 2026 Financial Highlights
•Revenue: For the third quarter of 2026, INNOVATE's consolidated revenue was $495.5 million, an increase of 42.8%, compared to $347.1 million for the prior year quarter. The increase was driven primarily by our Infrastructure segment, which was partially offset by a decrease at our Spectrum and Life Sciences segments. The increase at our Infrastructure segment was primarily driven by the timing and size of projects at DBMG's commercial structural steel fabrication and erection business, which had increased activity subsequent to the comparable period on certain large construction projects, as well as an increase at our industrial maintenance and repair business due to the timing and size of projects. The decrease at our Spectrum segment was primarily driven by our disposition of a controlling interest in our Spectrum segment, as discussed above, which resulted in two months of consolidated Spectrum revenue in the current period compared to three months in the comparable period. The decrease at our Life Sciences segment was attributable to R2, reflecting decreases in unit sales across all product lines and regions, due to liquidity constraints.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Increase / (Decrease)	2026	2025	Increase/(Decrease)
Infrastructure	$490.6	$338.4	$152.2	$1,262.5	$836.4	$426.1
Life Sciences	1.2	3.1	(1.9)	5.0	9.4	(4.4)
Spectrum	3.7	5.6	(1.9)	14.4	17.5	(3.1)
Consolidated INNOVATE	$495.5	$347.1	$148.4	$1,281.9	$863.3	$418.6

•Net Income (Loss): For the third quarter of 2026, INNOVATE reported Net income attributable to common stockholders and participating preferred stockholders of $15.8 million, or $1.10 per fully diluted share, compared to a Net loss of $9.4 million, or $0.71 per fully diluted share, for the prior year quarter. The increase in Net income was primarily driven by the $32.9 million gain on sale of the controlling interest in Broadcasting, a $27.2 million net increase in gross profit, primarily at our

Infrastructure segment due to the timing and size of projects and project efficiencies, and a $3.1 million decrease in depreciation and amortization following the classification of our Infrastructure and Spectrum segments as held for sale. The increase was partially offset by a $10.3 million deemed dividend on R2's preferred stock attributable to non-controlling interests in the current period, a $10.0 million increase in tax expense, primarily driven by an increase in pre-tax income combined with an increase in the annual effective tax rate, a $7.7 million increase in interest expense, primarily due to increased principal balances at our Non-Operating Corporate segment and the loan entered into with CONX at our Spectrum segment during the second quarter of 2026, and a $5.8 million net increase in selling, general and administrative (“SG&A”) expenses, primarily at our Infrastructure segment due to the timing of, and increases in compensation-related expenses and increases in severance costs and professional fees, as well as smaller increases in other operating loss, loss on extinguishment of debt and loss from equity investees.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Increase / (Decrease)	2026	2025	Increase / (Decrease)
Infrastructure	$25.2	$8.8	$16.4	$60.9	$18.9	$42.0
Life Sciences	(3.0)	(4.6)	1.6	(8.6)	(18.7)	10.1
Spectrum	25.9	(5.9)	31.8	27.8	(17.4)	45.2
Non-Operating Corporate	(21.6)	(7.2)	(14.4)	(59.7)	(36.0)	(23.7)
Other and eliminations	—	—	—	—	—	—
Net income (loss) attributable to INNOVATE Corp.	$26.5	$(8.9)	$35.4	$20.4	$(53.2)	$73.6
Less: Preferred stock dividends	0.4	0.5	(0.1)	1.1	3.0	(1.9)
Less: Deemed dividend on subsidiary preferred stock attributable to non-controlling interests	10.3	—	10.3	10.3	—	10.3
Net income (loss) attributable to common stockholders and participating preferred stockholders	$15.8	$(9.4)	$25.2	$9.0	$(56.2)	$65.2

•Adjusted EBITDA: For the third quarter of 2026, Total Adjusted EBITDA was $40.5 million compared to Total Adjusted EBITDA of $19.8 million for the prior year quarter. The increase in Adjusted EBITDA was primarily driven by our Infrastructure, Life Sciences and Non-Operating Corporate segments, which were partially offset by a decrease at our Spectrum segment. The increase at our Infrastructure segment was primarily driven by an increase in revenue and gross profit at DBMG's commercial structural steel fabrication and erection business, which had increased activity subsequent to the comparable period on certain large construction projects, combined with changes in the estimate of the cost to complete those projects recognized in the ordinary course driven by efficiencies recognized around certain projects. The increase was partially offset by an increase in recurring SG&A expenses, primarily driven by the timing of, and increases in compensation-related expenses and an increase in professional fees, as well as a decrease in gross profit at our industrial maintenance and repair business, despite the increase in revenue discussed above, primarily due to fluctuations in material costs. The increase at our Life Sciences segment was primarily driven by a decrease in compensation-related expenses at R2, which was partially offset by a decrease in gross profit at R2, driven by the decrease in revenue, and an increase in equity method losses recognized from MediBeacon. The increase at our Non-Operating Corporate segment was primarily driven by a decrease in professional fees. The decrease in Adjusted EBITDA at our Spectrum segment was primarily driven by our disposition of a controlling interest in our Spectrum segment, as explained above, which resulted in two months of consolidated Spectrum activity in the current period compared to three months in the comparable period.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Increase / (Decrease)	2026	2025	Increase/(Decrease)
Infrastructure	$43.6	$23.5	$20.1	$115.3	$59.5	$55.8
Life Sciences	(1.7)	(2.6)	0.9	(4.5)	(13.9)	9.4
Spectrum	0.3	1.0	(0.7)	1.4	3.4	(2.0)
Non-Operating Corporate	(1.7)	(2.1)	0.4	(5.7)	(6.3)	0.6
Other and eliminations	—	—	—	—	—	—
Total Adjusted EBITDA(1)	$40.5	$19.8	$20.7	$106.5	$42.7	$63.8
(1) Reconciliation of GAAP to Non-GAAP measures follows.

•Balance Sheet: As of September 30, 2026, INNOVATE had cash and cash equivalents, excluding restricted cash and cash and cash equivalents held for sale, of $4.9 million compared to $5.1 million as of December 31, 2025. On a stand-alone basis, as of both September 30, 2026 and December 31, 2025, our Non-Operating Corporate segment had cash and cash equivalents of $4.2 million.

Conference Call
INNOVATE will host a live conference call to discuss its third quarter 2026 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-833-316-2483 (Domestic Toll Free) / 1-785-838-9284 (Toll/International)
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 11162805
*Available approximately three hours after the end of the conference call through November 26, 2026.
About INNOVATE
INNOVATE is a holding company that owns, operates and invests in a portfolio of best-in-class businesses in the Life Sciences and Spectrum markets. INNOVATE is focused on maximizing value through disciplined capital allocation, strategic oversight and operational support of its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Jenna Kozlowski
ir@innovatecorp.com
(212) 235-2691

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), including Total Adjusted EBITDA (excluding discontinued operations, if applicable) and Adjusted EBITDA for its operating segments. In addition, other companies may define Adjusted EBITDA differently than we do, which could limit its usefulness.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-U.S. GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) attributable to INNOVATE Corp., excluding: discontinued operations, if applicable; depreciation and amortization; other operating (income) loss (which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, (gains) losses on lease modifications, and asset impairment expense); (gain) loss on sale of controlling interest in subsidiary; interest expense; (gain) loss on extinguishment of debt; other (income) expense, net; income tax expense (benefit); non-controlling interests; share-based compensation expense; realignment and exit costs; facility commissioning costs; debt refinancing costs; and acquisition and disposition costs.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, “forward-looking statements.” Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this press release include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth and ability to capitalize on potential opportunities; the achievement of INNOVATE’s strategic objectives; INNOVATE's intended use of net proceeds from the sale of DBMG, including from the sale of the IES common stock received as consideration, to reduce its outstanding indebtedness, and the timing of any related debt repayments and redemptions; post-closing adjustments to the purchase price for the sale of DBMG; INNOVATE's retained interest in HC2 Broadcasting; anticipated commercialization, reimbursement, regulatory and clinical development activities at MediBeacon, including the timing of TGFR Monitor shipments in China; and expectations regarding demand, conversion of backlog to revenue, manufacturing capacity and international expansion at R2. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: substantial doubt about our ability to continue operating as a going concern and to meet near-term debt maturities and mandatory redemption obligations, including the risk that insufficient or delayed proceeds from sales of the IES common stock could result in defaults, cross-defaults or acceleration of other obligations; fluctuations in the market price of IES common stock, including during the lock-up period, and our ability to realize sufficient proceeds from its sale; the outcome of post-closing purchase price adjustments under the DBMG transaction agreement; our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; our business profile following the sale of DBMG and the sale of a controlling interest in HC2 Broadcasting, including the loss of our primary sources of subsidiary cash flow, the potential absence of material operating revenue, and our dependence on our remaining Life Sciences operations; the impact on our business and financial condition of our substantial indebtedness and any significant additional indebtedness and other financing obligations we may incur; the illiquidity of our remaining 25% interest in HC2 Broadcasting and uncertainty regarding the timing, price and occurrence of any sale of that interest; the maturity of R2’s indebtedness on December 31, 2026 and the ability of our Life Sciences segment to raise additional capital; covenant noncompliance risk; our ability to complete transition services following these transactions and manage related costs and disputes; our ability to qualify for transient investment company status or another exclusion or exemption under the Investment Company Act of 1940; the possibility of indemnification claims and retained or contingent liabilities arising out of the sale of DBMG, the HC2 Broadcasting transaction and other divestitures; our ability to remain in compliance with the NYSE’s continued listing standards; our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all; governmental regulation in the healthcare industry, including reimbursement determinations; our dependence on the retention and recruitment of key personnel; volatility in the trading price of our common stock; changes in market conditions, including interest rates, inflation and trade and tariff policies; developments relating to the hostilities in Ukraine, the Middle East and Venezuela; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; tax consequences associated with our acquisitions, holding and disposition of target companies and assets; the ability of our operating segments to attract and retain customers; and our expectations regarding the timing, extent and effectiveness of any cost reduction initiatives and management’s ability to moderate or control discretionary spending.
Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$495.5	$347.1	$1,281.9	$863.3
Cost of revenue	418.6	297.4	1,072.0	722.5
Gross profit	76.9	49.7	209.9	140.8
Operating expenses:
Selling, general and administrative	45.4	39.6	126.3	112.5
Depreciation and amortization	1.2	4.3	8.9	13.1
Other operating loss (income)	0.7	(0.3)	0.6	0.8
Income from operations	29.6	6.1	74.1	14.4
Other income (expense):
Gain on sale of controlling interest in subsidiary	32.9	—	32.9	—
Interest expense	(31.1)	(23.4)	(83.2)	(65.0)
(Loss) gain on extinguishment of debt	(0.4)	—	18.0	(0.3)
Loss from equity investees	(0.4)	—	(0.4)	(5.9)
Other income, net	0.6	0.6	1.1	4.6
Income (loss) from operations before income taxes	31.2	(16.7)	42.5	(52.2)
Income tax (expense) benefit	(2.9)	7.1	(18.9)	(4.2)
Net income (loss)	28.3	(9.6)	23.6	(56.4)
Net (income) loss attributable to non-controlling interests and redeemable non-controlling interests	(1.8)	0.7	(3.2)	3.2
Net income (loss) attributable to INNOVATE Corp.	26.5	(8.9)	20.4	(53.2)
Less: Preferred stock dividends	0.4	0.5	1.1	3.0
Less: Deemed dividend on subsidiary preferred stock attributable to non-controlling interests	10.3	—	10.3	—
Net income (loss) attributable to common stockholders and participating preferred stockholders	$15.8	$(9.4)	$9.0	$(56.2)

Earnings (loss) per common share
Basic	$1.12	$(0.71)	$0.64	$(4.27)
Diluted	$1.10	$(0.71)	$0.63	$(4.27)

Weighted-average common shares outstanding
Basic	13,524,185	13,264,799	13,415,551	13,176,043
Diluted	13,704,485	13,264,799	13,600,594	13,176,043

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except share amounts)

	September 30, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$4.9	$5.1
Accounts receivable, net	0.3	1.8
Inventory	0.9	0.7
Other current assets	1.7	4.1
Current assets held for sale	574.1	439.8
Total current assets	581.9	451.5
Investments	59.4	1.8
Property, plant and equipment, net	—	0.1
Intangibles, net	0.8	0.9
Other assets	1.9	2.2
Assets held for sale	376.3	493.6
Total assets	$1,020.3	$950.1
Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$7.2	$3.2
Accrued liabilities	24.9	21.6
Current portion of debt obligations	574.5	513.0
Other current liabilities	2.4	3.2
Current liabilities held for sale	549.4	493.1
Total current liabilities	1,158.4	1,034.1
Liabilities held for sale	57.9	131.3
Total liabilities	1,216.3	1,165.4
Commitments and contingencies
Temporary equity
Preferred Stock Series A-3 and Preferred Stock Series A-4, $0.001 par value	9.9	9.3
Shares authorized: 20,000,000; Shares issued and outstanding: 6,125 of Series A-3; 1,937 of Series A-4
Redeemable non-controlling interests	—	1.6
Total temporary equity	9.9	10.9
Stockholders’ deficit
Common stock, $0.001 par value	—	—
Shares authorized: 250,000,000; Shares issued: 14,035,360 and 13,818,904, respectively; Shares outstanding: 13,858,322 and 13,655,062, respectively
Additional paid-in capital	342.6	350.1
Treasury stock, at cost: 177,038 and 163,842 shares, respectively	(5.6)	(5.6)
Accumulated deficit	(562.1)	(582.5)
Accumulated other comprehensive loss	(3.2)	(2.1)
Total INNOVATE Corp. stockholders’ deficit	(228.3)	(240.1)
Non-controlling interests	22.4	13.9
Total stockholders’ deficit	(205.9)	(226.2)
Total liabilities, temporary equity and stockholders’ deficit	$1,020.3	$950.1

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited, in millions)

	Three Months Ended September 30, 2026
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$25.2	$(3.0)	$25.9	$(21.6)	$—	$26.5
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	1.2	—	—	—	—	1.2
Depreciation and amortization (included in cost of revenue)	1.4	—	—	—	—	1.4
Other operating loss (income)	0.9	—	(0.2)	—	—	0.7
Gain on sale of controlling interest in subsidiary	—	—	(32.9)	—	—	(32.9)
Interest expense	1.4	1.8	8.2	19.7	—	31.1
Loss on extinguishment of debt	—	—	0.4	—	—	0.4
Other (income) expense, net	(2.3)	—	0.3	1.4	—	(0.6)
Income tax expense (benefit)	8.8	—	—	(5.9)	—	2.9
Non-controlling interests	2.5	(0.5)	(0.2)	—	—	1.8
Share-based compensation expense	—	—	—	0.5	—	0.5
Realignment and exit costs	1.8	—	—	—	—	1.8
Facility commissioning costs	2.5	—	—	—	—	2.5
Debt refinancing costs	—	—	—	0.7	—	0.7
Acquisition and disposition costs	0.2	—	(1.2)	3.5	—	2.5
Adjusted EBITDA	$43.6	$(1.7)	$0.3	$(1.7)	$—	$40.5

	Three Months Ended September 30, 2025
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$8.8	$(4.6)	$(5.9)	$(7.2)	$—	$(8.9)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.0	0.1	1.2	—	—	4.3
Depreciation and amortization (included in cost of revenue)	3.2	—	—	—	—	3.2
Other operating loss (income)	0.1	—	(0.4)	—	—	(0.3)
Interest expense	2.4	3.1	3.8	14.1	—	23.4
Other (income) expense, net	(0.5)	(0.1)	2.4	(2.4)	—	(0.6)
Income tax expense (benefit)	4.4	—	—	(11.5)	—	(7.1)
Non-controlling interests	0.9	(1.2)	(0.4)	—	—	(0.7)
Share-based compensation expense	—	0.1	—	0.6	—	0.7
Realignment and exit costs	1.2	—	0.1	—	—	1.3
Debt refinancing costs	—	—	0.2	4.3	—	4.5
Adjusted EBITDA	$23.5	$(2.6)	$1.0	$(2.1)	$—	$19.8

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited, in millions)

	Nine Months Ended September 30, 2026
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$60.9	$(8.6)	$27.8	$(59.7)	$—	$20.4
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	6.9	0.1	1.9	—	—	8.9
Depreciation and amortization (included in cost of revenue)	8.1	—	—	—	—	8.1
Other operating loss (income)	0.9	—	(0.3)	—	—	0.6
Gain on sale of controlling interest in subsidiary	—	—	(32.9)	—	—	(32.9)
Interest expense	4.6	5.8	19.0	53.8	—	83.2
Gain on extinguishment of debt	—	—	(18.0)	—	—	(18.0)
Other (income) expense, net	(4.2)	—	4.7	(1.6)	—	(1.1)
Income tax expense (benefit)	24.0	—	—	(5.1)	—	18.9
Non-controlling interests	5.9	(1.9)	(0.8)	—	—	3.2
Share-based compensation expense	—	0.1	—	1.4	—	1.5
Realignment and exit costs	2.3	—	—	—	—	2.3
Facility commissioning costs	5.5	—	—	—	—	5.5
Debt refinancing costs	—	—	—	0.9	—	0.9
Acquisition and disposition costs	0.4	—	—	4.6	—	5.0
Adjusted EBITDA	$115.3	$(4.5)	$1.4	$(5.7)	$—	$106.5

	Nine Months Ended September 30, 2025
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$18.9	$(18.7)	$(17.4)	$(36.0)	$—	$(53.2)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	9.2	0.3	3.6	—	—	13.1
Depreciation and amortization (included in cost of revenue)	9.7	—	—	—	—	9.7
Other operating loss (income)	1.2	—	(0.4)	—	—	0.8
Interest expense	6.9	12.8	11.4	33.9	—	65.0
Loss on extinguishment of debt	0.3	—	—	—	—	0.3
Other (income) expense, net	(1.1)	(4.6)	6.9	(5.8)	—	(4.6)
Income tax expense (benefit)	8.8	—	—	(4.6)	—	4.2
Non-controlling interests	1.9	(4.0)	(1.1)	—	—	(3.2)
Share-based compensation expense	—	0.3	—	1.9	—	2.2
Realignment and exit costs	3.6	—	0.2	—	—	3.8
Debt refinancing costs	0.1	—	0.2	4.3	—	4.6
Adjusted EBITDA	$59.5	$(13.9)	$3.4	$(6.3)	$—	$42.7